Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Trans American Aquaculture, Inc. (the “Company”) on Form 10-Q Amendment 1 for the quarter ending June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam Thomas, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Adam Thomas

Adam Thomas

Chief Executive Officer and Chief Financial Officer

(Principal Executive Officer and Principal

Financial and Accounting Officer)

Date: October 16, 2025